Exhibit 10(r)

UNIFORM RULE FOR COMPLIANCE WITH SIX-MONTH RULE

UNDER CODE SECTION 409A

FOR ALL DEFERRED COMPENSATION PROMISED BY

XEROX CORPORATION

For every plan or arrangement maintained by Xerox Corporation, and notwithstanding any other provision of such plan or arrangement, in no event may an amount that is deferred compensation as defined by Section 409A of the Internal Revenue Code (“Code”), and payable under such plan or arrangement upon separation from service (as defined by Code section 409A and regulations thereunder) to a specified employee (as defined by Code section 409A and regulations thereunder), be paid before the date that is six months after such separation.

XEROX CORPORATION

By	/s/ PATRICIA M. NAZEMETZ
Vice President

Date: December 17, 2008